Exhibit 10.1

SECOND AMENDMENT TO THE

NISOURCE INC.

2010 OMNIBUS INCENTIVE PLAN

BACKGROUND

A.	NiSource Inc. (the “Company”) maintains the NiSource Inc. 2010 Omnibus Incentive Plan (the “Plan”).

B.	The Compensation Committee of the Board of Directors of NiSource Inc. (the “Committee”) desires to amend the Plan, as previously amended on October 21, 2013, with respect to (i) minimum vesting terms for Awards and (ii) vesting upon a Change in Control.

C.	Section 20.1 of the Plan gives the Company the ability to amend the Plan.

PLAN AMENDMENT

Effective October 20, 2015, the Plan is amended in the manner described below.

1.	The following is added after the second sentence in Section 6.1:

Notwithstanding the foregoing, Options shall be subject to a Period of Restriction that lapses no earlier than the first anniversary of the date of grant of the Option, except that an Award Agreement may provide that a pro rata portion of such Options shall vest upon termination of Service due to death, disability, or Retirement. Except as otherwise provided in an Award Agreement, such pro rata portion of the Options that vest shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the date of grant of the Options and the date the Participant terminates Service, and the denominator shall be the number of full or partial calendar months between the date of grant of the Options and the date the Period of Restriction otherwise would have lapsed.

2.	The following is added after the second sentence in Section 7.1:

Notwithstanding the foregoing, SARs shall be subject to a Period of Restriction that lapses no earlier than the first anniversary of the date of grant of the SAR, except that an Award Agreement may provide that a pro rata portion of such SARs shall vest upon termination of Service due to death, disability, or Retirement. Except as otherwise provided in an Award Agreement, such pro rata portion of the SARs that vest shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the date of grant of the SARs and the date the Participant terminates Service, and the denominator shall be the number of full or partial calendar months between the date of grant of the SARs and the date the Period of Restriction otherwise would have lapsed.

3.	The following is added after the last sentence in Section 8.2:

Notwithstanding the foregoing, each Restricted Stock and Restricted Stock Unit grant shall be subject to a Period of Restriction that lapses no earlier than the first anniversary of the date of grant of such Award, except that an Award Agreement may provide that a pro rata portion of such Restricted Stock or Restricted Stock Units shall vest upon termination of Service due to death, disability, or Retirement. Except as otherwise provided in an Award Agreement, such pro rata portion of the Restricted Stock and Restricted Stock Units that vest shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the date of grant of the Restricted Stock or Restricted Stock Units and the date the Participant terminates Service, and the denominator shall be the number of full or partial calendar months between the date of grant of the Restricted Stock or Restricted Stock Units and the date the Period of Restriction otherwise would have lapsed.

4.	The following is added after the last sentence in Section 9.2:

Notwithstanding the foregoing, each grant of Performance Shares shall be subject to a Period of Restriction that lapses no earlier than the first anniversary of the date of grant of such Award, except that an Award Agreement may provide that a pro rata portion of such Performance Shares payable based on achievement of the performance criteria shall vest upon termination of Service due to death, disability, or Retirement. Except as otherwise provided in an Award Agreement, such pro rata portion of the Performance Shares that vest shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the date of grant of the Performance Shares and the date the Participant terminates Service, and the denominator shall be the number of full or partial calendar months between the date of grant of the Performance Shares and the date the Period of Restriction otherwise would have lapsed. Subject to the terms of an applicable Award Agreement or any other agreement between a Participant and the Company, such pro rata portion of the Performance Shares shall vest only to the extent that the performance-based vesting conditions in the Award Agreement have been satisfied, except that in the event that the Participant has terminated Service due to death with more than 12 months remaining in the performance period, such pro rata portion of the Performance Shares shall be deemed to have achieved target level performance.

5.	The following is added after the last sentence in Section 10.2:

Notwithstanding the foregoing, each grant of Performance Units shall be subject to a Period of Restriction that lapses no earlier than the first anniversary of the date of grant of such Award, except that an Award Agreement may provide that a pro rata portion of such Performance Units payable based on achievement of the performance criteria shall vest upon termination of Service due to death, disability, or Retirement. Except as otherwise provided in an Award Agreement, such pro rata portion of the Performance Units that vest shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the date of grant of the Performance Units and the date the Participant terminates Service, and the denominator shall be the number of full or partial calendar months between the date of grant of the Performance Units and the date the Period of Restriction otherwise would have lapsed. Subject to the terms of an applicable Award Agreement or any other agreement between a Participant and the

Company, such pro rata portion of the Performance Units shall vest only to the extent that the performance-based vesting conditions in the Award Agreement have been satisfied, except that in the event that the Participant has terminated Service due to death with more than 12 months remaining in the performance period, such pro rata portion of the Performance Units shall be deemed to have achieved target level performance.

6.	Sections 16.1 is deleted in its entirety and replaced with the following:

Section 16.1 Effect of a Change in Control.

(a) Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment shall occur with respect to any outstanding Award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the new Employer, provided that any Alternative Award must:

(i) be based on shares of common stock that are traded on a registered U.S. securities exchange;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that in the event that the Participant suffers an involuntary termination of Service by the Company other than for Cause or a voluntary termination for Good Reason within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, and any performance-based restrictions shall be deemed to have been achieved at target level performance. For purposes of Article 16 of this Plan, “Good Reason” shall be interpreted in a manner consistent with the guidance under Code Section 409A and shall be deemed to exist if, and only if:

(A) there is a significant diminution in the nature or the scope of the Participant’s authorities or duties;

(B) there is a significant reduction in the Participant’s monthly rate of base salary, benefits, and the Participant’s opportunity to earn a bonus under an incentive bonus compensation plan maintained by Company;

(C) the Company changes by 50 miles or more the principal location at which the Participant is required to perform services as of the date of a Change in Control; or

(D) the Company or any successor materially breaches any Award Agreement or Alternative Award with the Participant granted in accordance with this Plan.

Notwithstanding the foregoing, in the event a Participant terminates Service for Good Reason hereunder, the Participant shall give the Company at least 30 days prior written notice specifying in detail the Good Reason conditions. If the Company cures such conditions, any subsequent termination of employment by the Participant will not be considered to be made for Good Reason.

(b) All outstanding Awards for which Alternative Awards are not granted in accordance with this section shall become fully exercisable; all restrictions thereon shall terminate; any performance-based restrictions shall be deemed to have been achieved at target level performance; and such Awards shall be immediately payable, except to the extent that later payment is necessary to comply with Code Section 409A.

(c) If the Company has terminated the Service of a Participant other than for Cause, or if the Participant has terminated Service for Good Reason, during the year before the consummation of a Change in Control but after a third party and/or the Company had taken steps reasonably calculated to effect such Change in Control, and the Participant reasonably demonstrates that such termination of Service was in connection with or in anticipation of the Change in Control, then: all of the Participant’s outstanding Awards shall become fully exercisable; all restrictions thereon shall terminate; any performance-based restrictions shall be deemed to have been achieved at target level performance; and such Awards shall be payable within 60 days after the later of the Participant’s termination of Service or the Change in Control, except to the extent that later payment is necessary to comply with Code Section 409A.

7.	The remainder of the Plan shall remain unchanged.

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